Exhibit 5.1

Wachtell, Lipton, Rosen & Katz

MARTIN LIPTON

HERBERT M. WACHTELL

PAUL VIZCARRONDO, JR.

PETER C. HEIN

HAROLD S. NOVIKOFF

THEODORE N. MIRVIS

EDWARD D. HERLIHY

DANIEL A. NEFF

ANDREW R. BROWNSTEIN

PAUL K. ROWE

MARC WOLINSKY

DAVID GRUENSTEIN

STEVEN A. ROSENBLUM

JOHN F. SAVARESE

SCOTT K. CHARLES

JODI J. SCHWARTZ

ADAM O. EMMERICH

GEORGE T. CONWAY III

RALPH M. LEVENE

RICHARD G. MASON

MICHAEL J. SEGAL

DAVID M. SILK

ROBIN PANOVKA

DAVID A. KATZ

ILENE KNABLE GOTTS

JEFFREY M. WINTNER

TREVOR S. NORWITZ

BEN M. GERMANA

ANDREW J. NUSSBAUM

RACHELLE SILVERBERG

STEVEN A. COHEN

DEBORAH L. PAUL

DAVID C. KARP

RICHARD K. KIM

JOSHUA R. CAMMAKER

MARK GORDON

JOSEPH D. LARSON

LAWRENCE S. MAKOW

JEANNEMARIE O’BRIEN

WAYNE M. CARLIN

STEPHEN R. DiPRIMA

NICHOLAS G. DEMMO

IGOR KIRMAN

JONATHAN M. MOSES

T. EIKO STANGE

DAVID A. SCHWARTZ

JOHN F. LYNCH

WILLIAM SAVITT

ERIC M. ROSOF

MARTIN J.E. ARMS

GREGORY E. OSTLING

DAVID B. ANDERS

ANDREA K. WAHLQUIST

ADAM J. SHAPIRO

NELSON O. FITTS

JOSHUA M. HOLMES

DAVID E. SHAPIRO

DAMIAN G. DIDDEN

ANTE VUCIC

IAN BOCZKO

MATTHEW M. GUEST

DAVID E. KAHAN

DAVID K. LAM

BENJAMIN M. ROTH

JOSHUA A. FELTMAN

ELAINE P. GOLIN

EMIL A. KLEINHAUS

KARESSA L. CAIN

RONALD C. CHEN

GORDON S. MOODIE

DONGJU SONG

BRADLEY R. WILSON

GRAHAM W. MELI

GREGORY E. PESSIN

CARRIE M. REILLY

MARK F. VEBLEN

VICTOR GOLDFELD

EDWARD J. LEE

BRANDON C. PRICE

KEVIN S. SCHWARTZ

MICHAEL S. BENN

SABASTIAN V. NILES

ALISON ZIESKE PREISS

51 WEST 52ND STREET
NEW YORK, N.Y. 10019-6150
TELEPHONE: (212) 403 -1000
FACSIMILE: (212) 403 -2000

GEORGE A. KATZ (1965-1989)
JAMES H. FOGELSON (1967-1991)
LEONARD M. ROSEN (1965-2014)

OF COUNSEL

WILLIAM T. ALLEN	DAVID M. MURPHY
MICHAEL H. BYOWITZ	DAVID S. NEILL
PETER C. CANELLOS	BERNARD W. NUSSBAUM
DAVID M. EINHORN	LAWRENCE B. PEDOWITZ
KENNETH B. FORREST	ERIC S. ROBINSON
THEODORE GEWERTZ	PATRICIA A. ROBINSON*
MAURA R. GROSSMAN	ERIC M. ROTH
RICHARD D. KATCHER	MICHAEL W. SCHWARTZ
MEYER G. KOPLOW	STEPHANIE J. SELIGMAN
DOUGLAS K. MAYER	ELLIOTT V. STEIN
ROBERT B. MAZUR	WARREN R. STERN
PHILIP MINDLIN	PATRICIA A. VLAHAKIS
ROBERT M. MORGENTHAU	AMY R. WOLF

* ADMITTED IN THE DISTRICT OF COLUMBIA

COUNSEL

DAVID M. ADLERSTEIN	PAULA N. GORDON
AMANDA K. ALLEXON	NANCY B. GREENBAUM
LOUIS J. BARASH	MARK A. KOENIG
FRANCO CASTELLI	LAUREN M. KOFKE
DIANNA CHEN	J. AUSTIN LYONS
ANDREW J.H. CHEUNG	ALICIA C. McCARTHY
PAMELA EHRENKRANZ	AMANDA N. PERSAUD
UMUT ERGUN	S. CHRISTOPHER SZCZERBAN
KATHRYN GETTLES-ATWA	JEFFREY A. WATIKER
ADAM M. GOGOLAK

February 16, 2016

Capital Bank Financial Corp.
4725 Piedmont Row Drive, Suite 110

Charlotte, North Carolina 28210

Re:          Registration Statement on Form S-4 (No. 333-208646)

Ladies and Gentlemen:

We have acted as counsel to Capital Bank Financial Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (as amended, the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) on December 18, 2015, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 9,138,847.81 shares of Class A common stock, par value $0.01 per share (“Common Stock”), of the Company (the “Shares”) to be issued in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of November 22, 2015, by and between CommunityOne Bancorp, a North Carolina corporation (“CommunityOne”), and the Company (as it may be amended from time to time, and including all exhibits thereto, the “Merger Agreement”), pursuant to which CommunityOne will merge with and into the Company (the “Merger”).

In rendering this opinion, we have examined the Registration Statement, the Merger Agreement and such corporate records, other documents and matters of law as we have deemed necessary or appropriate.  In rendering this opinion, we have relied, with your consent, upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates.  In addition, in rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents, and the legal capacity of all individuals executing any of the foregoing documents.

Based on and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, when the stockholders of the Company and the shareholders of CommunityOne have duly adopted the Merger Agreement, then (i) the Shares will be, upon issuance, duly authorized and (ii) when the Registration Statement has been declared effective by the Commission and if and when the Shares have been duly issued, delivered and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the references to our name therein, as well as under the heading “Legal Matters” in the related joint proxy statement/prospectus.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz